UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2014

ELECTROMED, INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN 56071
(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2014 Equity Incentive Plan

          General. On November 21, 2014, the shareholders of Electromed, Inc. (the “Company”) approved the adoption of the Company’s 2014 Equity Incentive Plan (the “2014 Plan”). The principal provisions of the 2014 Plan are summarized below. This summary is not a complete description of all of the 2014 Plan’s provisions, and is qualified in its entirety by reference to the 2014 Plan which is attached hereto as Exhibit 10.1. The 2014 Plan replaces the Company’s 2012 Stock Incentive Plan and no further awards will be made pursuant to such plan.

          Purpose and Eligible Participants. The purpose of the 2014 Plan is to promote the success of the Company and its affiliates by facilitating the employment and retention of competent personnel and by furnishing incentives to those employees, directors, and consultants upon whose efforts the success of the Company and its affiliates will depend to a large degree, provided, however, that only employees are eligible to receive incentive stock options.

          Types of Awards. The 2014 Plan permits the Administrator to grant incentive stock options, nonqualified stock options, restricted stock awards, and restricted stock units.

          Reserved Shares. The stock to be awarded or optioned under the 2014 Plan shall consist of authorized but unissued shares of common stock. The maximum aggregate number of shares of common stock reserved and available for awards under the 2014 Plan is six hundred fifty thousand (650,000) shares, provided, however, that all shares of stock reserved and available under the 2014 Plan shall constitute the maximum aggregate number of shares of stock that may be issued through incentive stock options.

          Annual Award Limits. For all awards intended to qualify as performance-based compensation pursuant to Section 162(m) of the Internal Revenue Code, the following maximum annual award limits apply: (i) the maximum number of shares of common stock subject to options granted in any one calendar year to any one participant shall be, in the aggregate, seventy-five thousand (75,000) shares, subject to adjustment for certain corporate events; and (ii) the maximum grant with respect restricted stock awards and restricted stock units in any one calendar year to any one participant shall be, in the aggregate, thirty-five thousand (35,000).

          Performance-Based Compensation. For awards intended to be performance based compensation, the Board intends to use one or more of the following business criteria as the basis of the performance goals, including but not limited to (i) revenue or net sales, (ii) operating income, (iii) net income (before or after taxes), (iv) earnings per share, (v) earnings before or after taxes, interest, depreciation and/or amortization, (vi) gross profit margin, (vii) return measures (including, but not limited to, return on invested capital, assets, capital, equity, sales), (viii) increase in revenue or net sales, (ix) operating expense ratios, (x) operating expense targets, (xi) productivity ratios, (xii) gross or operating margins, (xiii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment), (xiv) working capital targets, (xv) capital expenditures, (xvi) share price (including, but not limited to, growth measures and total shareholder return), (xvii) appreciation in the fair market value or book value of the common stock, (xviii) debt to equity ratio or debt levels, and (xix) market share, in all cases including, if selected by the administrator, threshold, target and maximum levels.

          Amendments. The Board may from time to time, insofar as permitted by law, suspend or discontinue the 2014 Plan or revise or amend it in any respect. However, except to the extent required by applicable law or regulation or as except as provided under the 2014 Plan itself, the Board may not, without shareholder approval, revise or amend the 2014 Plan to (i) materially increase the number of shares subject to the 2014 Plan, (ii) change the designation of participants, including the class of employees, eligible to receive awards, (iii) decrease the price at which options may be granted, (iv) cancel, regrant, repurchase for cash, or replace options that have an exercise price in excess of the fair market value of the common stock, or amend the terms of outstanding options to reduce their exercise price, (v) materially increase the benefits accruing to participants under the 2014 Plan, or (v) make any modification that will cause incentive stock options to fail to meet the requirements of Internal Revenue Code Section 422.

          Term. The Administrator may grant awards pursuant to the 2014 Plan until it is discontinued or terminated; provided, however, that incentive stock options may not be granted after September 18, 2024.

          Change of Control. Unless otherwise provided in the terms of an award, upon a change of control of the Company, as defined in the 2014 Plan, the administrator may provide for one or more of the following: (i) the acceleration of the exercisability, vesting, or lapse of the risks of forfeiture of any or all awards (or portions thereof), (ii) the complete termination of the 2014 Plan and the cancellation of any or all awards (or portions thereof) which have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable in each case as of the effective date of the change of control, (iii) that the entity succeeding the Company by reason of such change of control, or the parent of such entity, shall assume or continue any or all awards (or portions thereof) outstanding immediately prior to the change of control or substitute for any or all such awards (or portions thereof) a substantially equivalent award with respect to the securities of such successor entity, as determined in accordance with applicable laws and regulations, or (iv) that participants holding outstanding awards shall become entitled to receive, with respect to each share of common stock subject to such award (whether vested or unvested, as determined by the administrator pursuant to the 2014 Plan) as of the effective date of any such change of control, cash in amount equal to (1) for participants holding options, the excess of the fair market value of such common stock on the date immediately preceding the effective date of such change of control over the exercise price per share of options, or (2) for participants holding awards other than options, the fair market value of such common stock on the date immediately preceding the effective date of such change of control. The administrator need not take the same action with respect to all awards (or portions thereof) or with respect to all participants.

          Forms of Agreement. The Board has approved forms of agreement to govern incentive stock options, nonqualified stock options, restricted stock awards and restricted stock unit awards awarded under the 2014 Plan. The forms of agreement governing incentive stock options and the nonqualified stock options provide that the option will be forfeited upon a termination for cause or upon the expiration of a three-month period following a termination for any reason other than cause, disability or death. The forms of agreement define “Cause” as (i) the conviction of participant for the commission of any felony, (ii) the commission by participant of any crime involving moral turpitude (e.g., larceny, embezzlement) which results in harm to the business, reputation, prospects or financial condition of the Company or any affiliate, or (iii) a disciplinary discharge pursuant to the terms of the Company’s management handbooks or policies as in effect at the time. In addition, the forms of agreement provide that the participant may, at the administrator’s discretion, exercise the option by delivering cash or previously acquired shares, requesting that shares underlying the option be withheld to satisfy the exercise price and any applicable withholding obligations, broker assisted cashless exercise, or any combination thereof. The form of agreement governing restricted stock awards and restricted stock unit awards provides that upon a separation from service, the participant will forfeit any shares or units for which the risks of forfeiture have not yet lapsed or which have not yet vested.

          The foregoing summaries of the 2014 Plan and the forms of agreements do not purport to be complete and are qualified in their entirety by reference to the text of the 2014 Plan, the form of incentive stock option agreement, the form of nonqualified stock option agreement, the form of restricted stock agreement, and the form of restricted stock unit agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 5.07          Submission of Matters to a Vote of Security Holders.

          On November 21, 2014, the Company held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). Shareholders cast votes on the following five proposals, as described in the Company’s Proxy Statement:

1) To set the number of directors at six (6).

2) To elect the following six (6) director nominees named in the Proxy Statement: Stephen H. Craney, Dr. George H. Winn, William V. Eckles, Kathleen S. Skarvan, Lee A. Jones, and Stan Erickson.

3) To approve the Electromed, Inc. 2014 Equity Incentive Plan.

4) To ratify the appointment of McGladrey LLP as the Company’s independent registered public accountant for the Company’s 2015 fiscal year.

5) To consider and vote upon, on a non-binding and advisory basis, named executive officer compensation.

The votes cast with respect to each item of business properly presented at the meeting are as follows:

Proposal No. 1—The shareholders approved setting the number of directors at six (6).

For	5,535,824
Against	820,430
Abstain	52,281
Broker Non-Vote	0

Proposal No. 2—The shareholders elected each of the six nominees to the Board of Directors to serve until the next annual meeting of shareholders.

	For	Withheld	Broker Non-Vote
Stephen H. Craney	2,731,564	345,550	3,331,421
William V. Eckles	2,739,564	337,550	3,331,421
Lee A. Jones	3,060,359	16,755	3,331,421
Dr. George H. Winn	2,800,114	277,000	3,331,421
Stan Erickson	2,764,564	312,550	3,331,421
Kathleen S. Skarvan	2,728,864	348,250	3,331,421

Proposal No. 3—The shareholders approved the Electromed, Inc. 2014 Equity Incentive Plan.

For	2,581,283
Against	414,756
Abstain	81,075
Broker Non-Vote	3,331,421

Proposal No. 4—The shareholders ratified the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015.

For	6,373,646
Against	26,609
Abstain	8,280
Broker Non-Vote	0

Proposal No. 5—The shareholders approved, on a non-binding and advisory basis, named executive officer compensation.

For	2,592,548
Against	408,266
Abstain	76,300
Broker Non-Vote	3,331,421

Item 9.01          Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired: None.

(b) Pro Forma Financial Information: None.

(c) Shell Company Transactions: None.

(d) Exhibits:

10.1	Electromed, Inc. 2014 Equity Incentive Plan.

10.2	Electromed, Inc. Incentive Stock Option Agreement.

10.3	Electromed, Inc. Nonqualified Stock Option Agreement.

10.4	Electromed, Inc. Restricted Stock Agreement.

10.5	Electromed, Inc. Restricted Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.

Date: November 24, 2014	By	/s/ Jeremy Brock
	Name:	Jeremy Brock
	Title:	Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

ELECTROMED, INC.
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
November 21, 2014	001-34839

Exhibit Number	Description
10.1	Electromed, Inc. 2014 Equity Incentive Plan.

10.2	Electromed, Inc. Incentive Stock Option Agreement.

10.3	Electromed, Inc. Nonqualified Stock Option Agreement.

10.4	Electromed, Inc. Restricted Stock Agreement.

10.5	Electromed, Inc. Restricted Stock Unit Agreement.